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Exhibit 23.3

INDEPENDENT AUDITOR'S CONSENT

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-4, No. 333-73466) and related Prospectus of Perficient, Inc., and to the use of our report dated October 10, 2001, with respect to the financial statements of Javelin Solutions, Inc. for the year ended December 31, 2000.

/s/ Wipfli Ullrich Bertelson LLP

St. Paul, Minnesota
January 14, 2002

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INDEPENDENT AUDITOR'S CONSENT
St. Paul, Minnesota January 14, 2002